Exhibit 99.2

GAMCO INVESTORS, INC.
STOCK AWARD AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT, (this "Agreement"), effective as of {date} (the “Grant Date”), is made by and between GAMCO Investors, Inc., a Delaware corporation (the "Company"), and Mario J. Gabelli (the "Grantee").

WHEREAS, the Company adopted the GAMCO Investors, Inc. Stock Award and Incentive Plan (the “Plan”), pursuant to which the Company may grant a right to receive Stock or cash at the end of a specified deferral period which are conditioned upon the satisfaction of specified performance or other criteria (such rights so restricted are hereinafter referred to as "Restricted Stock Units"); and

WHEREAS, consistent with practice since June 1977 and with the Employment Agreement between the Company and the Grantee approved by the shareholders of the Company on May 5, 2015, the Grantee is entitled to variable compensation consisting of:  (i) a percentage of the revenues or net operating contributions related to or generated by the Grantee’s business activities for the Company or its subsidiaries involving managing or overseeing the management of investment companies, attracting mutual fund accounts, attracting or managing separate accounts or otherwise generating revenues, which percentage rates have been and generally will be the same as those received by other professionals in the Company or the affected subsidiaries performing similar services, and (ii) currently 10% of the Company’s aggregate annual pre-tax profits as computed for financial reporting purposes in accordance with generally accepted accounting principles before consideration of the fee (“Management Fee”)  (collectively, the “Variable Compensation”); and

WHEREAS, the Company wishes that any Variable Compensation for the 2016 fiscal year be awarded to the Grantee in the form of Restricted Stock Units, determined by the value of the Variable Compensation generated by the activities described in the immediately preceding paragraph except that the portion of the restricted stock unit expense which is derived from the 2016 Management Fee will not be considered in calculating the Management Fee in any year during the vesting period of the restricted stock units.

WHEREAS, the Company desires to grant to the Grantee the Restricted Stock Units provided for herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                          Grant of Restricted Stock Units

(a)            Grant of Restricted Stock Units.  In accordance with the above, the Company hereby grants to the Grantee, effective as of the Grant Date, Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  The number of Restricted Stock Units to be awarded under this Agreement is determined by the value  of any Variable Compensation generated in the 2016 fiscal year.  The number of Restricted Stock Units granted will be calculated by dividing such Variable Compensation amount by the Volume-Weighted Average Price per share of the Company’s Class A stock for the 2016 fiscal year.  The Company will maintain a schedule detailing the calculation of the total number of Restricted Stock Units granted with respect to the 2016 fiscal year Variable Compensation and the terms and conditions of this Agreement apply to such total number of Restricted Stock Units.

(b)            Incorporation of Plan.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.                          Terms and Conditions of Award

The award of Restricted Stock Units set forth in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)            Ownership of Shares. In accordance with the terms and conditions set forth in the Plan and this Agreement, unless and until all restrictions have lapsed and Stock in the Company has been delivered, the Grantee shall possess none of the incidents of ownership of Company Stock.

(b)            Restrictions.  Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(c).  The Committee may, in its sole discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(c).

(c)            Lapse of Restrictions.  Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(b) shall lapse with respect to one hundred percent (100%) of the Restricted Stock Units on January 1, 2020 (the “Lapse Date”), so long as the Grantee is employed by the Company as of the Lapse Date.  Upon the Lapse Date or such earlier date upon which the restrictions otherwise lapse, the Committee intends to make a cash payment to the Grantee or the Grantee’s personal representative equal to (i) the Volume-Weighted Average Price per share of the Company’s Class A stock as of the Lapse Date or, if applicable, as of such earlier date upon which the restrictions otherwise lapse, provided that if such date is not a trading day, the Value Weighted Average Price per share will be determined on the first trading day thereafter, multiplied by (ii) the number of Restricted Stock Units with respect to which the restrictions have lapsed.  Notwithstanding the Committee’s current intention to make a cash payment in settlement of the Restricted Stock Units, the Committee reserves the right in its discretion to issue to the Grantee or the Grantee's personal representative a stock certificate representing a number of shares of Stock equal to the number of Restricted Stock Units with respect to which the restrictions have lapsed in lieu of such cash payment.

(d)            Termination of Employment.  In the event that the Grantee's employment with the Company is terminated prior to the Lapse Date with respect to any portion of the Restricted Stock Units granted hereunder, such portion of the Restricted Stock Units held by the Grantee shall become free of such restrictions or be immediately forfeited as follows:

(i)
If the Grantee’s employment is terminated due to his death or involuntarily terminated by the Company due to Grantee’s Disability (as defined below), as determined by the Committee, all restrictions applicable to one hundred percent (100%) of the Restricted Stock Units then subject to this Award shall lapse as of the effective date of such termination of employment;

(ii)
If the Grantee’s employment is terminated by the Company for Cause (as defined below), or if the Grantee voluntarily terminates his employment, all such Restricted Stock Units then held by the Grantee (or his legatees or personal representative) shall be forfeited and cancelled as of the date of such termination; and

(iii)
If the Grantee’s employment is terminated by the Company other than for Cause (as defined below), all restrictions applicable to one hundred percent (100%) of the Restricted Stock Units then subject to this Award shall lapse as of the effective date of such termination of employment.

Restricted Stock Units forfeited pursuant to this Section 2(d) shall be cancelled by the Company without payment of any consideration by the Company and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interest in such units or shares.

For purposes of this Agreement, “Disability” means (consistent with the requirements of Section 409A of the Code) that the Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or (iii) has been determined to be “totally disabled” by the Social Security Administration.

For purposes of this Agreement “Cause” means that the Grantee (i) pleads guilty or no contest to or is convicted of a felony under federal or state law, or (ii) in carrying out his duties, engages in conduct that constitutes gross negligence or willful misconduct, provided such negligence or misconduct results in material economic harm to the Company.  For this purpose, an act or failure to act shall be considered gross negligence or willful misconduct only if done by the Grantee in bad faith and without a reasonable belief that such act or failure to act was in the best interests of the Company.  The Grantee’s employment may not be terminated by the Company for Cause unless the Grantee has been given written notice by the Board of Directors of the Company of its intention to termination his employment for Cause that states in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based and the Grantee shall have 10 days after actual receipt of the notice to cure such act(s) or event(s) to the extent cure is possible.
(e)            Income and Withholding Taxes.  The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units.  Such payment shall be made in the form of cash, shares of Stock already owned by the Grantee, shares of Stock otherwise issuable upon the lapse of restrictions, or in a combination of such methods.  The Grantee will have the option to elect a net settlement of the Restricted Stock Units in the event the proceeds are paid in shares of Stock with respect to the minimum statutory tax withholdings.

(f)            Section 409A of the Code.  It is the intention of the Company that this Agreement complies with and is exempt from the requirements of Section 409A of the Code and any guidance issued thereunder, and the Plan and this Agreement shall be interpreted, operated and administered accordingly.  Notwithstanding anything in the Plan or this Agreement to the contrary, the Company does not guarantee the tax treatment of any payments or benefits under this Plan or this Agreement, whether pursuant to the Code, federal, state, local or foreign tax laws or regulations.

Section 3.                          Miscellaneous

(a)            Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel at the principal office of the Company and, in the case of the Grantee, to Grantee's address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

(b)            No Right to Continued Employment.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of or to continue as an independent contractor of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(c)            Bound by Plan.  By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)            Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)            Invalid Provision.  The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)            Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)            Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior agreements, communications, representations and negotiations in respect thereto.

(h)            Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i)            Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the 21st day of December 2015.

GAMCO INVESTORS, INC.

By: _/s/Douglas R. Jamieson__
Its:  President, Chief Operating Officer

By: _/s/Kevin Handwerker__
Its:  Executive Vice President, General Counsel

GRANTEE

Signature: _/s/Mario J. Gabelli__

Printed Name: Mario J. Gabelli__

Address: __One Corporate Center__
__________Rye, NY 10580__